Date and Time: October 4, 2005 12:57 PM Pacific Time

Ministry of Finance	Mailing Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
Property Registries	Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca		250 356-8626

Transition Application

FORM 43
BUSINESS CORPORATIONS ACT
Section 437

FILING DETAILS:	Transition Application for:
LEADING BRANDS, INC.

Filed Date and Time:	October 4, 2005 12:55 PM Pacific Time

Transition Date and Time:	Transitioned on October 4, 2005 12:55 PM Pacific Time

TRANSITION APPLICATION

This confirms there has been filed with the registrar all records necessary to ensure that the information in the corporate registry respecting the directors of the company is, immediately before the transition application is submitted to the registrar for filing, correct.

Incorporation Number:	Name of Company:

BC0304095	LEADING BRANDS, INC.

NOTICE OF ARTICLES

Name of Company:

LEADING BRANDS, INC.

BC0304095 Page: 1 of 4

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1100 888 DUNSMUIR STREET	1100 888 DUNSMUIR STREET
VANCOUVER BC V6C 3K4	VANCOUVER BC V6C 3K4
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1100 888 DUNSMUIR STREET	1100 888 DUNSMUIR STREET
VANCOUVER BC V6C 3K4	VANCOUVER BC V6C 3K4
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
CARLSON, DOUGLAS
Mailing Address:	Delivery Address:
240 HEATHER LANE	240 HEATHER LANE
ASPEN CO 81612	ASPEN CO 81612
USA	USA

Last Name, First Name, Middle Name:
HARRIS, IAIN J.

Mailing Address:	Delivery Address:
2001 - 1177 WEST HASTINGS STREET	2001 - 1177 WEST HASTINGS STREET
VANCOUVER BC V6E 2K3	VANCOUVER BC V6E 2K3
CANADA	CANADA

Last Name, First Name, Middle Name:
MERRIMAN, JONATHAN

Mailing Address:	Delivery Address:
600 CALIFORNIA STREET	600 CALIFORNIA STREET
9TH FLOOR	9TH FLOOR
SAN FRANCISCO CA 94108	SAN FRANCISCO CA 94108
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
MCRAE, RALPH D

Mailing Address:	Delivery Address:
SUITE 1800	SUITE 1800
1500 W. GEORGIA STREET	1500 W. GEORGIA STREET
VANCOUVER BC V6G 2Z6	VANCOUVER BC V6G 2Z6
CANADA	CANADA

BC0304095 Page: 2 of 4

Last Name, First Name, Middle Name:
GAGLARDI, THOMAS ROBERT

Mailing Address:	Delivery Address:
SUITE 310	SUITE 310
1755 W. BROADWAY	1755 W. BROADWAY
VANCOUVER BC V6J 4S5	VANCOUVER BC V6J 4S5
CANADA	CANADA

Last Name, First Name, Middle Name:
BUCKLEY, PETER T.

Mailing Address:	Delivery Address:
210 - 55 WATER STREET	210 - 55 WATER STREET
VANCOUVER BC V6B 1A1	VANCOUVER BC V6B 1A1
CANADA	CANADA

Last Name, First Name, Middle Name:
BOWRA, DAVID P

Mailing Address:	Delivery Address:
SUITE 1930	SUITE 1930
1095 W. PENDER STREET	1095 W. PENDER STREET
VANCOUVER BC V6E 2M6	VANCOUVER BC V6E 2M6
CANADA	CANADA

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE

1.	500,000,000		Common Shares	Without Par Value

				Without Special Rights or
				Restrictions attached

2.	20,000,000		Preferred Shares	Without Par Value

				With Special Rights or
				Restrictions attached

	1.	1,000,000	Series A Preferred	Special Rights or
				Restrictions are attached

	2.	100	Series B Preferred	Special Rights or
				Restrictions are attached

	3.	1,000,000	Series C Preferred	Special Rights or
				Restrictions are attached

BC0304095 Page: 3 of 4

4.	4,000,000	Series D Preferred	Special Rights or
			Restrictions are attached

5.	4,000,000	Series E Preferred	Special Rights or
			Restrictions are attached

BC0304095 Page: 4 of 4